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                                                                    EXHIBIT 12.4
                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                 ----------------------------------------------

                       ON RECEIVABLES AND PAST DUE LEVELS
                       ----------------------------------
                             (Thousands of Dollars)


                                                         Year Ended December 31
                                                  -----------------------------------
                                                     1993         1992        1991
                                                  ----------   ----------  ----------
Net credit losses                                  $    3,919   $    8,611   $   21,237

Allowance for losses at end of period                  24,000       21,840       21,840

Average net receivables and equipment on
   operating leases                                 1,320,214    1,124,850    1,105,857

Period end net receivables and equipment
   on operating leases                              1,505,872    1,179,225    1,107,579

Period end gross retail contracts and
   leases past due over 60 days                         5,704       15,184       23,370

Period end gross retail contracts
   and lease receivables (1)                        1,436,639    1,022,382      977,880



Ratios:

Net credit losses to average net
   receivables and equipment on
   operating leases                                      .30%         .77%        1.92%

Allowance for losses to period end net
   receivables and equipment on
   operating leases                                     1.59%        1.85%        1.97%

Period end gross retail contracts and leases
   past due (over 60 days) to period end gross
   retail contracts and lease receivables                .40%        1.49%        2.39%


(1)      Exclusive of Pledge Line receivables.





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